UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 1, 2014
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer
On October 1, 2014, Autodesk, Inc. announced the appointment of R. Scott Herren as Senior Vice President and Chief Financial Officer. Mr. Herren will serve as Autodesk’s Principal Financial Officer and it is anticipated that he will commence employment on November 1, 2014. At that time, Carl Bass will resign as Interim Chief Financial Officer (including Principal Financial Officer), but will continue to serve as Chief Executive Officer, President, and as a member of the Board of Directors. The Autodesk Board of Directors approved Mr. Herren’s appointment on September 29, 2014.
Mr. Herren, age 53, brings 30 years of financial, strategic and operational experience to Autodesk, including over 15 years in senior finance positions at publicly traded companies, most recently as Senior Vice President, Finance of Citrix Systems, Inc., a leader in mobile workspaces, virtualization, mobility management, networking and cloud services. In this role, Mr. Herren led the finance, accounting, tax, treasury, investor relations, real estate and facilities teams. During his tenure at Citrix from 2000 to October 2014, Mr. Herren held a variety of leadership positions including Vice President and Managing Director for EMEA and Vice President and General Manager of the company’s virtualization systems group. Prior to Citrix, Mr. Herren served at FedEx Corporation, a provider of a broad portfolio of transportation, e-commerce and business services, as Vice President, Financial Planning. Prior to FedEx, he spent 13 years at International Business Machines Corporation, an information technology company, in senior financial positions. Mr. Herren holds a Bachelor of Science degree in Industrial Engineering from Georgia Institute of Technology and a Master of Business Administration degree in Finance from Columbia University.
Mr. Herren has no family relationships with any director, executive officer, or person nominated or chosen by Autodesk to become a director or executive officer of Autodesk. Mr. Herren is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On October 1, 2014, Autodesk issued a press release regarding the appointment of Mr. Herren. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Compensatory Arrangements
Autodesk and Mr. Herren entered into an offer letter, the material terms of which are as follows:
Mr. Herren will be paid an annual base salary of $570,000. Mr. Herren will be eligible to participate in the Autodesk Executive Incentive Plan (“EIP”). Mr. Herren’s EIP target will be set at 75% of his base salary. Mr. Herren also will be eligible to participate in the Autodesk Executive Change in Control Program. Mr. Herren will receive a signing bonus of $150,000, which will be subject to repayment if Mr. Herren resigns at any time within one year following the commencement of his employment.
Pursuant to the offer letter, it will be recommended to the Autodesk Board of Directors that Mr. Herren be granted (i) 36,000 restricted stock units and (ii) when performance standards are established for fiscal 2016, 36,000 performance-based restricted stock units. Restricted stock units and performance-based restricted stock units vest based on continued employment as to one-third of the shares annually over a three year period from the effective date of grant.

Mr. Herren will receive relocation assistance, including commuting benefits for 18 months, a relocation allowance, and home sale and purchase assistance.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description

99.1	Press release, dated as of October 1, 2014 entitled “Autodesk Appoints Scott Herren as Chief Financial Officer.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By: /s/ Pascal W. Di Fronzo _
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary
Date: October 1, 2014

EXHIBIT INDEX

Exhibit No.    Description

99.1	Press release, dated as of October 1, 2014 entitled “Autodesk Appoints Scott Herren as Chief Financial Officer.”